UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Alexandria Real Estate Equities, Inc. (the “Company”) previously provided guidance as of April 27, 2020 for, among other things, earnings per share (“EPS”), funds from operations (“FFO”) per share, FFO per share, as adjusted, and key sources and uses of capital, for the Company’s fiscal year ending December 31, 2020, which guidance was included in its Quarterly Report on Form 10-Q for the quarter ended March, 31, 2020, filed with the Securities and Exchange Commission on April 27, 2020. The Company hereby updates its guidance for 2020, including key assumptions and sources and uses of capital. The key changes to guidance for 2020 are attached hereto as Exhibit 99.1 and incorporated herein by reference. The guidance included in Exhibit 99.1 shall be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 8.01. Other Events.

Recent Developments

Acquisitions

				Square Footage
Property	Date of Purchase	Number of Properties	Operating Occupancy	Future Development	Active Redevelopment	Operating with Future Development/ Redevelopment	Operating	Purchase Price
Acquisitions guidance as of 4/27/20
Completed as of 3/31/20	Various	11	79%	295,000	-	371,031	1,492,599	$484,579
Completed subsequent to 3/31/20	Various	2	100%	1,200,000	-	26,738	-	156,250
				1,495,000	-	397,769	1,492,599	640,829

Incremental acquisitions to our guidance as of 4/27/20
Completed	Various	2	100%	475,000	63,774	41,475	-	84,469
Additional targeted acquisitions	2H20	TBD		TBD	TBD	TBD	TBD	1,074,702
Incremental acquisitions to our guidance as of 4/27/20				475,000	63,774	41,475	-	1,159,171
2020 acquisitions guidance range as of 7/6/20								$1,600,000 - 2,000,000

Continuation of Strong Leasing Activity and Rental Rate Growth

2Q20
Total leasing activity – RSF	1,077,510

Leasing of development and redevelopment space – RSF	196,039

Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	699,130
Rental rate increases	37.2%
Rental rate increases (cash basis)	15.0%

Accounts Receivable Balance

As of June 30, 2020:

•	Our tenant receivables balance was $7.2 million.
•	We have collected 99.4% of our June 2020 rents and tenant recoveries.

Updated Guidance as of July 6, 2020

On July 6, 2020, we updated our guidance for 2020 key sources and uses of capital. Key updates include projected 2020 construction spending, acquisitions, real estate dispositions and partial interest sales, and common equity, as further described below.

Construction Spending, Highly Leased Projects Under Construction, and Two Additional Pre-leased Projects

Since April 27, 2020, we have increased the midpoint of our 2020 construction spending guidance from $960.0 million to $1.35 billion to address on-going tenant demand for our development and redevelopment pipeline. The increase is primarily related to:

(i)	near-term and intermediate term construction projects, including a near-term project at SD Tech by Alexandria that is 59% pre-leased and will consist of a new building aggregating 176,428 RSF;
(ii)	a 100% pre-leased project at 9877 Waples Street in our San Diego market, a recently acquired property consisting of 63,774 RSF that commenced active redevelopment; and
(iii)	development and redevelopment projects under construction that were 60% pre-leased as of June 30, 2020.

Acquisitions

Our 2020 guidance for acquisitions was increased by $1.2 billion at the midpoint to a range from $1.6 billion to $2.0 billion, reflecting opportunistic and unique offerings in the market related to current macroeconomic conditions. This includes $484.6 million of acquisitions completed during the first quarter of 2020, an additional $240.7 million of acquisitions completed subsequent to the first quarter of 2020 described below, and an additional range from $900.0 million to $1.3 billion of targeted acquisitions.

Completed acquisitions

Since March 31, 2020, we have closed on five value-creation acquisitions that consist of 1.7 million RSF of future development opportunities located in our Boston, San Francisco, San Diego, and Seattle markets, a 63,774 RSF redevelopment project, and 68,213 RSF of operating properties with future development and redevelopment opportunities, for $240.7 million.

Targeted Acquisitions

Based upon existing and anticipated attractive acquisition opportunities in our markets, we expect to acquire an additional $900.0 million to $1.3 billion of real estate assets in the second half of 2020.

Opportunity to Reinvest Capital from Real Estate Dispositions and Partial Interest Sales

Our updated guidance includes real estate dispositions and partial interest sales in a range of $1.0 billion to $1.5 billion. Proceeds from these forecasted sales are expected to fund a portion of construction spending and the acquisitions noted above, in addition to providing significant capital for growth over the next two to three quarters.

Outstanding Forward Equity Sales Agreements

In January 2020, we completed $1.0 billion of forward equity sales agreements to sell an aggregate of 6.9 million shares of our common stock (including the exercise of an underwriters’ option) at a public offering price of $155.00 per share, before underwriting discounts.

In March 2020, we settled 3.4 million shares from our forward equity sales agreements and received proceeds of $500.0 million.

As of July 6, 2020, 3.5 million shares of our common stock remain outstanding under forward equity sales agreements, for which we expect to receive proceeds of $519.6 million to be further adjusted as provided in the sales agreements. We expect to settle the remaining outstanding forward equity sales agreements in 2020.

At-the-Market Common Stock Offering Program

During the second quarter of 2020, there was no activity under our “at the market” common stock offering program. As of July 6, 2020, the remaining aggregate amount available under our current program for future sales of common stock is $843.7 million.

Summary of Changes in Sources and Uses of Capital

Our guidance issued April 27, 2020, reflected a reduction in our 2020 forecasted construction spend, acquisitions and issuance of common equity. These reductions were deemed necessary while we monitored the impact of COVID-19 on many areas that could impact our business, including the overall macro and capital market environments.

Our updated guidance for 2020 reflects increases in uses of capital to address on-going demand for our development and redevelopment projects and opportunistic and unique real estate investment opportunities. Our updated construction spend has moved closer to our initial spend forecast for 2020. Additionally, our initial guidance for 2020 anticipated meaningful acquisitions opportunities. Our updated 2020 acquisition guidance continues to reflect opportunistic offerings in the market with an increase above our initial acquisition guidance to be funded through forecasted real estate dispositions and partial interest sales.

	As of July 6, 2020(1)			Key Changes from Midpoint as of	Guidance Midpoint as of
				Febuary 3,	April 27,		February 3,
	Range		Midpoint	2020	2020(2)		2020(3)
Key Sources and Uses of Capital:
Real estate dispositions and partial interest sales	$1,000	$1,500	$1,250	$1,200	$50	(4)	$50	(4)
Common equity	$1,680	$2,080	$1,880	$(20)	$1,020	(4)	$1,900	(4)
Construction	$1,200	$1,500	$1,350	$(250)	$960		$1,600
Acquisitions	$1,600	$2,000	$1,800	$850	$650		$950

(1)	Represents our updated guidance range as of July 6, 2020.
(2)	Represents the midpoint of our guidance range presented on April 27, 2020.
(3)	Represents the midpoint of our guidance range presented on February 3, 2020.
(4)	Our previous guidance included a combined amount for real estate dispositions, partial interest sales, and common equity. Amounts presented have been split into two separate categories for 1) actual real estate dispositions and partial interest sales completed through July 6, 2020, and 2) common equity.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Key Updates to 2020 Guidance issued by Alexandria Real Estate Equities, Inc. on July 6, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The exhibit referenced herein provides key assumptions included in our guidance for the year ending December 31, 2020. Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section under Part I and the “Risk Factors” section under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. We expect to update our forecast of sources and uses of capital on a quarterly basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: July 6, 2020	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga Co- President and Chief Financial Officer